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                                   EXHIBIT 8.

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Kemper Investors Life Insurance Company


We consent to the use of our report included herein on the consolidated financial statements and financial statement schedules of Kemper Investors Life Insurance Company and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP


Chicago, Illinois

April 29, 1999